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                                                                      EXHIBIT 5

                                   BRYAN CAVE
                             ONE METROPOLITAN SQUARE
                         211 NORTH BROADWAY, SUITE 3600
                         ST. LOUIS, MISSOURI 63102-2750
                                 (314) 259-2000
                            FACSIMILE: (314) 259-2020

Washington, D.C.                                             Irvine, California
Los Angeles, California                                Santa Monica, California
New York, New York                                        Overland Park, Kansas
Phoenix, Arizona                                                London, England
Kansas City, Missouri                                      Riyadh, Saudi Arabia
                                                     Frankfurt Am Main, Germany


                                    May 24, 1995


Board of Directors
Edison Brothers Stores, Inc.
501 North Broadway
St. Louis, Missouri  63102

Gentlemen:

                 We have acted as special counsel to Edison Brothers Stores, Inc. (the "Company"), a Delaware corporation, in connection with the Registration Statement on Form S-3 and Preliminary Prospectus, Registration No. 33-58609, which the Company proposes to file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to $300,000,000 in aggregate initial offering price, or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies, including European Currency Units, of (i) unsecured debentures, notes, and other forms of indebtedness issuable in series under an Indenture substantially in the form included in the Registration Statement (the "Debt Securities"), (ii) warrants to purchase Debt Securities ("Debt Warrants"),
(iii) shares of preferred stock of one or more series ("Preferred Stock"), (iv) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"),
(v) depositary shares representing entitlement to all rights and preferences of a fraction of a share of Preferred Stock of a specified series ("Depositary Shares"), (vi) shares of common stock, par value $1.00 per share ("Common Stock"), or (vii) warrants to purchase shares of Common Stock ("Common Stock Warrants"). The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Common Stock Warrants, Debt Warrants and Preferred Stock Warrants are referred to herein collectively as the "Offered Securities." Terms not defined herein shall have the meaning thereof contained in the Preliminary Prospectus.

                 In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary in order to enable us to render the opinions expressed herein. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of each person executing documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the due authorization, execution and
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Edison Brothers Stores, Inc.
May 24, 1995
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delivery of all agreements where due authorization, execution and delivery are a prerequisite to the effectiveness thereof.

                 Subject to (i) the effectiveness of the Registration Statement under the Securities Act of 1933, as amended, (ii) with respect to the issuance of shares of Preferred Stock, the due authorization, approval and filings by the Company and its shareholders of an amendment to the Company Certificate of Incorporation authorizing the issuance of the Preferred Stock, and (iii) with respect to the issuance of shares of Preferred Stock, the due authorization, approval and filings by you of the Certificate of Designation(s) setting forth the terms of the Preferred Stock, we are of the opinion that:

                 1. The Company is a corporation duly organized and existing under the laws of the State of Delaware and is in good standing in that state;

                 2. Each series of the Debt Securities, when duly established by or pursuant to a resolution of the Board of Directors of the Company or in a supplemental Indenture, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and duly executed, authenticated and issued as provided in the Indenture and delivered against payment, will constitute valid and legally binding obligations of the Company and enforceable in accordance with its terms and entitled to the benefits of the Indenture except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally, and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether enforceability is considered in a proceeding in equity or at law;

                 3. The shares of Preferred Stock, when both (A) the Board of Directors and shareholders of the Company have taken all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, including the adoption of a Certificate of Designation relating to such Preferred Stock (a "Certificate") and the filing of the Certificate with the Secretary of State of the State of Delaware, and
(B) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Preferred Stock), will be validly issued, fully paid and non-assessable;


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Edison Brothers Stores, Inc.
May 24, 1995
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                 4.      The Depositary Shares, when (A) the Board of Directors
and shareholders of the Company have taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Depositary Agreement or Agreements relating to the Depositary Shares and the related Depositary Receipts have been duly authorized and validly executed and delivered by the Company and the Depositary Agent appointed by the Company, (C) the shares of Preferred Stock underlying such Depositary shares have been duly and validly issued and are fully paid and nonassessable as contemplated in paragraph (3) above and deposited with a bank or trust company (which meets the requirements for the Depositary set forth in the Registration Statement) under the applicable Depositary Agreements, and (D) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Depositary Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and upon payment of the consideration therefor provided for therein, will be validly issued, fully paid and non-assessable;

                 5. The shares of Common Stock, when both (A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, and (B) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (ii) upon conversion or exercise of any other Offered Security, in accordance with the terms of such Offered Security or the instrument governing such Offered Security providing for such conversion or exercise as approved by the Board of Directors of the Company, for the consideration approved by the Board of Directors of the Company (not less than the par value of the Common Stock), will be validly issued, fully paid and non-assessable;

                 6.      The Common Stock Warrants and Debt Warrants, when both
(A) the Board of Directors of the Company has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or Agreements relating to such Warrants have been duly authorized and validly executed and delivered by the Corporation and the Warrant Agent appointed by the Company, and (C) the warrants or certificates representing such Common Stock Warrants or Debt Warrants and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of consideration therefor provided for therein, such Common Stock Warrants or Debt Warrants will be validly issued, fully paid and non-assessable; and

                 7. The Preferred Stock Warrants, when both (A) the Board of Directors and shareholders of the Company have taken all necessary corporate
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Edison Brothers Stores, Inc.
May 24, 1995
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action to approve the issuance and terms of the Preferred Stock Warrants, the terms of the offering thereof and related matters, in each case so as not to violate any applicable law or any agreement or instrument to which the Company is a party or by which it is bound, (B) the Warrant Agreement or Agreements relating to such Preferred Stock Warrants have been duly authorized and validly executed and delivered by the Corporation and the Warrant Agent appointed by the Company, and (C) the warrants or certificates representing such Preferred Stock and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of consideration therefor provided for therein, the Preferred Stock Warrants will be validly issued, fully paid and non-assessable.

                 This opinion is not rendered with respect to any laws other than the laws of the State of Missouri, the laws of the State of New York and the General Corporation Law of the State of Delaware, and the federal laws of the United States.

                 You have informed us that you intend to issue the Offered Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Offered Securities you will afford us an opportunity to review the operative documents pursuant to which such Offered Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Offered Securities.

                 This opinion replaces and supercedes, effective for all purposes, our opinion dated April 13, 1995 originally filed as Exhibit 5 to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use our name under the caption "Legal Opinion" in the Prospectus constituting a part of the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                          Very truly yours,

                                          /S/ BRYAN CAVE

                                          BRYAN CAVE